UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2020

KARUNA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38958	27-0605902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street, Suite 3110 Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 449-2244

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KRTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2020, the Board of Directors (the “Board”) of Karuna Therapeutics, Inc. (the “Company”) appointed Laurie J. Olson as a director of the Company’s Board, effective August 12, 2020. Ms. Olson was also appointed to serve as a member of the Company’s Nominating and Corporate Governance Committee of the Board. Ms. Olson will serve as a Class I director, to serve until the Company’s annual meeting of stockholders in 2023.

Ms. Olson worked at Pfizer Inc. from 1987 until 2018, serving in various roles of increasing authority during her tenure there, including Executive Vice President–Strategy and Commercial Operations from 2012 to 2018, Senior Vice President–Portfolio Management and Analysis from 2008 to 2012, Vice President–Commercial Development from 2006 to 2008 and Vice President–Worldwide Marketing from 2002 to 2006. Ms. Olson currently serves as a member of the Board of Trustees of the Mystic Seaport Museum in Mystic, Connecticut. Ms. Olson received a B.A. in Economics from State University of New York at Stony Brook and an M.B.A. in Marketing from Hofstra University. Our Board believes Ms. Olson is qualified to serve as a member of the Board due to her extensive experience as an executive in the pharmaceutical industry.

Ms. Olson will be compensated for her service as a non-employee director pursuant to the Company’s Non-Employee Director Compensation Policy and received an initial option award to purchase 25,000 shares of the Company’s common stock pursuant to the Company’s 2019 Stock Option and Incentive Plan. As a non-employee director, Ms. Olson is also entitled to receive an annual cash retainer of $35,000 as a member of the Board and an additional $4,000 as a member of the Nominating and Corporate Governance Committee of the Board.

The Company also entered into an indemnification agreement with Ms. Olson in connection with her appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Ms. Olson and any other persons pursuant to which she was selected as a director, and Ms. Olson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Karuna Therapeutics, Inc., dated August 13, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2020	KARUNA THERAPEUTICS, INC.

	By:	/s/ Troy Ignelzi
Troy Ignelzi
Chief Financial Officer